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                                                                    EXHIBIT 23.2



                              ACCOUNTANTS' CONSENT

We consent to the inclusion in the Registration Statement on Form S-1 of Metropolitan Financial Corp. of our report dated February 23, 1996 on the consolidated financial statements of Metropolitan Financial Corp. as of December 31, 1995 and 1994 and for the three year period ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in the registration statement.


                                            /s/ Crowe, Chizek and Company LLP
                                            ---------------------------------
                                            Crowe, Chizek and Company LLP

Cleveland, Ohio
October 15, 1996